UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018 (July 30, 2018)
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NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (331) 332-5000
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(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Joinder Agreement to NFC Credit Agreement
On July 30, 2018, Navistar Financial Corporation (“NFC”) entered into a Joinder Agreement to the Third Amended and Restated Credit Agreement, dated as of May 27, 2016 (as amended, the “Credit Agreement”), by and among NFC and Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada, a Mexican corporation, as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, pursuant to which NFC borrowed an aggregate principal amount of $400,000,000 under a new seven-year senior secured term loan facility (the “Term Loan B”). The proceeds of the Term Loan B were used to pay certain fees and expenses in connection with the Term Loan B and to make a loan to another subsidiary of Navistar International Corporation. The remainder of the proceeds of the Term Loan B will be used for other general corporate purposes.
The Term Loan B is secured by a first priority security interest in certain assets of NFC that secure NFC’s other obligations under the Credit Agreement, on a pari passu basis with such other obligations. The Term Loan B is subject to substantially the same terms and conditions as the other borrowings under the Credit Agreement other than the following: (i) the interest rate margin for the Term Loan B is 2.75% for alternate base rate loans and 3.75% for adjusted eurodollar rate loans; (ii) the maturity date is July 30, 2025; and (iii) if there is an event of default under the Credit Agreement as a result of the failure to comply with the financial covenants, the Term Loan B lenders have agreed to a standstill with respect to any such event of default until the revolving lenders either terminate their revolving commitments or accelerate the revolving loans. The Term Loan B requires quarterly amortization payments of $1,000,000, with the balance due at maturity.
The foregoing description of the Joinder Agreement is qualified in its entirety by reference to the Joinder Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Joinder Agreement, dated July 30, 2018, among Navistar Financial Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Forward-Looking Statements
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended January 31, 2018, which we filed on March 8, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ WALTER G. BORST
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: July 31, 2018